  Exhibit 99.1

Dynatronics Corporation Schedules Conference Call to Report
Results for Second Quarter of Fiscal Year 2021

Eagan, MN (January 29, 2021) – Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that the Company will release financial results for its fiscal second quarter, period ended December 31, 2020 on Thursday, February 11, 2021. The Company will subsequently hold a conference call, consisting of prepared remarks, a question and answer session and accompanied slide presentation, beginning at 8:30 AM ET on Thursday, February 11, 2021 to review its fiscal year 2021 second quarter results.

Interested persons may access the live call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers). It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection. A replay will be available one hour after the live call until Midnight on February 18, 2021, by dialing 877-481-4010, using passcode 39738. The slide presentation will be available by registering at https://www.webcaster4.com/Webcast/Page/2226/39738.

About Dynatronics Corporation

Dynatronics Corporation is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company’s products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann™, Physician’s Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Investor Contacts:

Dynatronics Corporation
Investor Relations
Skyler Black
(801) 676-7201
skyler.black@dynatronics.com

Darrow Associates
Peter Seltzberg, Managing Director
(516) 419-9915
pseltzberg@darrowir.com

For additional information, please visit: www.dynatronics.com
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